Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated August 18, 2017 with respect to the consolidated financial statements, schedule and internal control over financial reporting of Oclaro, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended July 1, 2017, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

/s/ GRANT THORNTON LLP
San Francisco, California
March 2, 2018